Exhibit 99.1

FOR IMMEDIATE RELEASE

Cinedigm Digital Cinema Corp. Announces Improved First Quarter Operating Results

 Revenue and Adjusted EBITDA Increase 19% and 17%, Respectively

Reports Strong Progress on Operational and Structural Initiatives

MORRISTOWN, N.J. – August 12, 2010 – Cinedigm Digital Cinema Corp.  (NASDAQ: CIDM), the global leader in the digital cinema industry, reported improved operating results for the first quarter ended June 30, 2010. The Company also reported strong progress with its operational and structural initiatives, as noted below.

Revenues for the first quarter were $19.4 million, representing a 19.4% increase from the prior year’s first quarter of $16.2 million, and 24.0% ahead of the seasonally slow fourth quarter of fiscal 2010.  The Company posted Adjusted EBITDA1 (defined below) of $10.5 million, increasing 16.6% from $9.0 million in the prior year’s first quarter, and 24.6% from the fiscal 2010 fourth quarter.  The net loss in the first quarter of $7.1 million, or $0.24 per share--essentially flat with the first quarter of the prior year--includes various non-cash items aggregating $9.1 million or $0.31 per share.

Adam M. Mizel, interim co-Chief Executive Officer and Chief Financial Officer, commented, “We are quite pleased with our first quarter performance, as it demonstrates the progress we are making against the many strategic and operational initiatives underway to advance our business. The revenue increase in the first quarter was due to improved performance in nearly all divisions, including strong virtual print fee revenues growth during the busy initial summer movie season; $1.6 million in new revenues from our Digital Cinema Service division as it earned a full quarter of Phase 1 service fees and expanded its Phase 2 deployments; improved local and national advertising sales; strong movie delivery volumes; and the distribution of several live 3D sports and movie events.“

Adjusted EBITDA in the fourth quarter was $10.5 million, an increase of 16.6% as compared to the year-ago period. This increase was due to improved operating margins and careful expense management, partially offset by higher one time SG&A costs primarily due to $912,000 of non-recurring expense accruals related to the retirement of Bud Mayo as President and CEO.

Adjusted EBITDA in the first quarter excluding the EBITDA earned in our Phase 1 and Phase 2 Deployment subsidiaries, which is pledged to service the non-recourse debt of those subsidiaries, and excluding the non-recurring CEO transition costs, was $(469,000).  This represents a modest improvement compared to $(492,000) in the fiscal fourth quarter. However, Cinedigm would have seen near breakeven Adjusted EBITDA in this quarter if not for a rescheduling by our exhibitor partners to fiscal second quarter of 151 budgeted Phase 2 installations. This postponement shifted approximately $460,000 of EBITDA into Q2.  As of today, 114 of these rescheduled systems have been installed, and it is fully anticipated that the balance of the deferred installations, along with most of the installations budgeted for the second quarter, will be successfully deployed. Cinedigm continues to benefit from positive operating leverage inherent in the expansion of digital cinema, and expects this cash flow metric to continue to improve with additional Phase 2 deployments in the balance of our fiscal year.

1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items.   Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

(973) 290-0080                                    55 Madison Avenue, Morristown, NJ  07960

Cinedigm also successfully completed an important debt refinancing during the quarter.  In May 2010, all of the Company’s Phase 1 non-recourse debt was refinanced with $172.5 million of new non-recourse debt on more favorable terms than the prior facility, including a reduction in interest rates and greater covenant flexibility. The new non-recourse facility has a 6-year maturity and received a Ba1 rating from Moody’s.

Mr. Mizel noted, “Though the summer months are typically a quiet period in our business as studios and exhibitors focus on the extensive summer movie release schedule, Cinedigm has continued to build momentum.  The Cinedigm Entertainment Group or ‘CEG’, expanded its market leadership in bringing live 3D sporting events to theatres, by distributing the NCAA Final Four® and Championship games in April and then in July brought the FIFA World Cup™ Final to theatres.  Our content pipeline has expanded with several significant live events and movie distribution contracts in final negotiations.   In addition, yesterday we announced our three year agreement to become the Digital Cinema Advisor to the Telluride Film Festival as well as a sponsor of this year’s Telluride Film Festival.  We expect this high profile relationship to support our efforts to build CEG.  We are focused on adding to our management talent with the promotion of John Brownson to President of Unique Screen Media, our pre-show advertising subsidiary.  We are also excited to nominate Peter Brown, the former Chairman and CEO of AMC Theaters, to our Board.    We will continue to attract the talent required to capitalize on our growing opportunities.”

Gary S. Loffredo, interim co-Chief Executive Officer, added, "The completion of the NATO Cinema Buying Group Exhibitor-Buyer contract in the quarter ended December 31, 2009 re-energized our ability to finalize agreements with exhibitors.  Since that time, Cinedigm signed 942 screens for Phase 2, bringing total screens under Master License Agreements (MLAs) to 1,717 screens.  Even with the summer slowdown, we are in final contractual discussions with several other significant circuits and have seen our pipeline expand to over 3,500 systems.  We expect an even busier fall and an expansion of our signed backlog.  To date we have installed 741 Phase 2 systems and more than 4,400 screens in total.  Each additional screen install should create incremental EBITDA.”

Mr. Mizel concluded, “We are pleased with and proud of our progress.  We have numerous business opportunities in our pipeline and are increasingly confident in our prospects for the balance of this fiscal year and beyond.”

CONFERENCE CALL NOTIFICATION
Cinedigm will host a conference call to discuss its financial results at 9:00 a.m. Eastern on Thursday, August 12, 2010.  The conference can be accessed by dialing 877.754.5303 or 678.894.3030 at least five minutes before the start of the call.  No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on Cinedigm’s Web site at http://investor.cinedigm.com/events.cfm.  A replay of the call will be available after 12:00 p.m. Eastern at 800.642.1687 or 706.645.9291, conference ID 90399470.  The replay will be accessible through Thursday, August 19th.

About Cinedigm
Cinedigm is the leader in providing the services, experience, technology and content critical to transforming movie theaters into digital and networked entertainment centers.  The Company is a technology and services integrator that works with Hollywood movie studios, independent movie distributors, and exhibitors to bring movies in digital cinema format to audiences across the country.  Cinedigm’s digital cinema deployment organization, software, unique combined satellite and hard drive digital movie delivery network; pre-show in-theater advertising services; and distribution platform for alternative content such as CineLive® 3-D and 2-D sports and concerts, thematic programming and independent movies provide a complete suite of services required to enable the digital theater conversion.  CinedigmTM and Cinedigm Digital Cinema Corp.TM are trademarks of Cinedigm Digital Cinema Corp. www.cinedigm.com [CIDM-E]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act'').  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects',' "anticipates,'' "intends,'' "plans,'' “could,” “might,” "believes,'' “seeks,” "estimates'' or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things.  These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

# # #

David Walke
Investor Relations for Cinedigm
973-290-0080 x175
investorrelations@cinedigm.com

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)
	Three Months Ended
	June 30,
	2009	2010

Revenues	$16,208	$19,350

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	3,535	4,921
Selling, general and administrative	3,663	4,815
Provision for doubtful accounts	128	104
Research and development	40	54
Stock-based compensation	322	690
Depreciation and amortization of property and equipment	7,938	8,161
Amortization of intangible assets	764	721
Total operating expenses	16,390	19,466
Loss from continuing operations before other expense	(182)	(116)

Interest income	40	67
Interest expense	(7,289)	(6,831)
Loss on extinguishment of note payable	-	(4,448)
Other expense, net	(143)	(151)
Change in fair value of interest rate swap	683	(458)
Change in fair value of warrant liability	-	5,033
Net loss from continuing operations	(6,891)	(6,904)
Loss from discontinued operations	(155)	(155)
Net loss	(7,046)	(7,059)
Preferred stock dividends	(100)	(100)
Net loss attributable to common stockholders	$(7,146)	$(7,159)
Net loss per Class A and B common share - basic and diluted
Loss from continuing operations	$(0.24)	$(0.23)
Loss from discontinued operations	(0.01)	(0.01)
	$(0.25)	$(0.24)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	28,284,401	29,421,168

Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands) (Unaudited)
	Three Months Ended
	June 30,
	2009	2010
Net loss from continuing operations	$(6,891)	$(6,904)
Add Back:
Amortization of software development	161	175
Depreciation and amortization of property and equipment……	7,938	8,161
Amortization of intangible assets	764	721
Interest income	(40)	(67)
Interest expense	7,289	6,831
Loss on extinguishment of note payable	-	4,448
Other expense, net	143	151
Change in fair value of interest rate swap	(683)	458
Change in fair value of warrant liability	-	(5,033)
Stock-based expenses	37	-
Stock-based compensation	322	690
Non-recurring expenses	-	912
Adjusted EBITDA (as defined)	$9,040	$10,543

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(Unaudited)
	March 31, 2010	June 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$9,094	$7,886
Restricted available-for-sale investments	5,927	9,953
Accounts receivable, net	13,265	14,950
Deferred costs, current portion	3,046	2,824
Unbilled revenue, current portion	4,335	5,876
Prepaid and other current assets	1,320	1,441
Notes receivable, current portion	737	649
Assets held for sale	8,231	8,121
Total current assets	45,955	51,700
Restricted available-for-sale investments	2,004	439
Restricted cash	7,168	6,007
Security deposits	254	254
Property and equipment, net	215,601	209,245
Intangible assets, net	7,719	6,997
Capitalized software costs, net	3,831	3,832
Goodwill	5,874	5,874
Deferred costs, net of current portion	6,763	7,891
Unbilled revenue, net of current portion	964	920
Notes receivable, net of current portion	816	791
Accounts receivable, net of current portion	198	198
Total assets	$297,147	$294,148
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,761	$7,155
Current portion of notes payable, non-recourse	26,508	25,647
Current portion of notes payable	185	189
Current portion of deferred revenue	5,881	5,693
Current portion of customer security deposits	12	12
Current portion of capital leases	126	56
Liabilities as part of held for sale assets	6,315	6,173
Total current liabilities	46,788	44,925
Notes payable, non-recourse, net of current portion	146,793	154,236
Notes payable, net of current portion	69,669	71,734
Capital leases, net of current portion	38	24
Warrant liability	19,195	14,162
Interest rate swap	1,535	1,104
Deferred revenue, net of current portion	1,828	2,729
Customer security deposits, net of current portion	9	9
Total liabilities	285,855	288,923
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share; 15,000,000 shares authorized;
Series A 10%-$0.001 par value per share; 20 shares authorized; 8 shares issued and outstanding, at March 31, 2010 and June 30, 2010, respectively. Liquidation preference $4,050	3,583	3,610
Class A common stock, $0.001 par value per share; 75,000,000 shares authorized; 28,084,315 and 29,483,508 issued and 28,032,875 and 29,432,068 shares outstanding at March 31, 2010 and June 30, 2010, respectively	28	29
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 733,811 shares issued and outstanding at March 31, 2010 and June 30, 2010, respectively	1	1
Additional paid-in capital	175,937	177,010
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(168,018)	(175,177)
Accumulated other comprehensive loss	(67)	(76)
Total stockholders' equity	11,292	5,225
Total liabilities and stockholders' equity	$297,147	$294,148